Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Analysts: Charlotte Ancel, Charlotte.Ancel@Avangrid.com, 203-997-7366

Media: Leo Rosales, Leo.Rosales@Avangrid.com, 518-419-2401

AVANGRID REPORTS FULL YEAR 2023 FINANCIAL RESULTS

•

Delivered earnings of $2.03 per share and adjusted earnings of $2.09 per share (above Outlook range), representing +18% growth excluding 2022 offshore wind gain and upfront tax benefits from the enactment of the Inflation Reduction Act in 2022

•	Secured multi-year rate plans in New York and Maine; providing $9 billion in approved regulated rate base investment

•	Terminated offshore wind PPAs, avoiding potential write-offs and preserving future profitable opportunities

•	Selective and profitable growth for onshore Renewables; 311 MW commissioned in 2023, 998 MW under construction, of which 472 MW of PPAs were renegotiated and 526 MW were new PPAs executed in 2023

•	Positive outcome of Maine referendum on government-controlled power; CMP recognized as among Maine’s best places to work

•

Successfully started the first turbine from nation-leading Vineyard Wind 1 offshore wind project as of year-end 2023, recurrent power as of January 2nd; closed on $1.2 billion tax equity and first funding received

•	Upon making decision not to proceed with PNM merger due to all final regulatory approvals not being received by December 31, 2023, avoided the need for $1.9 billion equity issuance in 2024

•	Established 2024 Earnings and Adjusted Earnings Outlook of $2.17-$2.32 per share

Orange, CT – February 21, 2024 – Today Avangrid, Inc. (NYSE: AGR), a leading sustainable energy company, and a member of the group of companies controlled by Iberdrola, S.A., reported consolidated U.S. GAAP net income of $786 million, or $2.03 per share, compared to $881 million, or $2.28 per share, for the full year 2022. Results for the full year 2023 were favorable compared to full year 2022 after excluding the 2022 gain from the restructuring of the Company’s New England offshore wind lease partnership agreement of $181 million and $37 million in upfront tax benefits from the enactment of the 2022 Inflation Reduction Act, representing 18% growth year-over-year. For the fourth quarter ended December 31, 2023, consolidated net income was $397 million, or $1.03 per share, compared to $147 million, or $0.38 per share, for the fourth quarter ended December 31, 2022.

“Our excellent results for 2023 demonstrate our commitment to execution. We delivered 18% yearly adjusted earnings growth from our core businesses and removed legacy uncertainties,” said Pedro Azagra, chief executive officer of Avangrid. “We secured new multi-year rate plans in New York and Maine including more than $9 billion of approved regulated rate base investments and avoided significant offshore wind write-offs, preserving the future value of our offshore wind leases and continuing to benefit as a member of the Iberdrola group. I would also like to thank the Avangrid team for its exceptional effort and commitment in 2023. These successes are setting the stage for growth in 2024 and beyond.”

On a non-U.S. GAAP adjusted basis, consolidated net income for the full year 2023 was $808 million, or $2.09 per share, compared to $901 million, or $2.33 per share, for the full year ended 2022, an increase of 18% year-over-year when excluding the 2022 offshore wind gain and the upfront tax benefits from the enactment of the 2022 Inflation Reduction Act. For the fourth quarter 2023, non-U.S. GAAP adjusted net income was $374 million, or $0.97 per share, compared to $152 million, or $0.39 per share, for the fourth quarter 2022.

Networks

Networks earnings for the full year and fourth quarter 2023 were $726 million, or $1.88 per share and $362 million, or $0.94 per share, compared to $628 million, or $1.62 per share, and $158 million, or $0.41 per share, for the same periods in 2022, respectively. Results for the full year of 2023 reflect the implementation of new rate plans in New York and Maine, higher depreciation, and operations and maintenance expenses. Results for the fourth quarter of 2023 also reflect the implementation of the new rate plan in New York and the execution of existing rate plans.

Renewables

Renewables earnings for the full year and fourth quarter 2023 were $145 million, or $0.37 per share and $18 million, or $0.05 per share, compared to $386 million, or $1.00 per share, and $76 million, or $0.20 per share, for the same periods in 2022, respectively. Renewables results for the full year and fourth quarter 2023 were primarily impacted by strong thermal and asset management results, lower production and prices, depreciation expense and the absence of favorable taxes recorded in 2022. In addition, results for the full year 2023 exclude the 2022 gain on offshore wind restructuring and the upfront tax benefits from the enactment of the Inflation Reduction Act in 2022.

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments and accelerated depreciation from repowering in the Renewables segment, merger and other transaction costs, offshore wind contract provisions, and COVID-19 impacts. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of this release.

Earnings Webcast and Long-term Outlook Update

Avangrid will webcast an audio-only financial presentation in conjunction with releasing fourth quarter and full year 2023 earnings tomorrow, Thursday, February 22, 2024, beginning at 9:00 A.M. Eastern Time. The webcast will feature a presentation from members of the executive team followed by a question-and-answer session. The webcast can be accessed through the Investor Relations section of Avangrid’s website and a replay will be available for 90 days in the Investors section of the Avangrid website.

In addition, Avangrid will host a Long-term Outlook Update webcast on Thursday, March 21, 2024, at 10:00 AM ET. The event will feature an update on the company’s strategic plans and financial outlook, followed by a question- and-answer session. Avangrid will provide additional details to the event.

# # #

About Avangrid: Avangrid, Inc. (NYSE: AGR) aspires to be the leading sustainable energy company in the United States. Headquartered in Orange, CT with approximately $44 billion in assets and operations in 24 U.S. states, Avangrid has two primary lines of business: networks and renewables. Through its networks business, Avangrid owns and operates eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Through its renewables business, Avangrid owns and operates a portfolio of renewable energy generation facilities across the United States. Avangrid employs approximately 8,000 people and was recognized by JUST Capital as one of the JUST 100 companies – a ranking of America’s best corporate citizens – in 2024 for the fourth consecutive year. In 2024, Avangrid ranked first within the utility sector for its commitment to the environment. The company supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2023 for the fifth consecutive year by the Ethisphere Institute. Avangrid is a member of the group of companies controlled by Iberdrola, S.A. For more information, visit https://www.avangrid.com.

Forward Looking Statements

Certain statements in this release may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	actions or inactions of local, state or federal regulatory agencies;

•

the ability of our regulated utility operations to recover costs in a timely manner or at all or obtain a return on certain assets or invested capital through base rates, cost recovery clauses, other regulatory mechanism;

•

adverse developments in general market, business, economic, labor, regulatory and political conditions including, without limitation, the impacts of inflation, deflation, supply-chain interruptions and changing prices and labor costs;

•

the impact of any change to applicable laws and regulations, including those subject to referendums affecting the ownership and operations of electric and gas utilities and renewable energy generation facilities, respectively, including, without limitation, those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•

the impact of extraordinary external events, such as any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, civil or social unrest, natural disasters, pandemic health events or other similar occurrences;

•	potential restrictions by interconnecting utility and/or RTO rules, policies, procedures and FERC tariffs and market conditions on renewable project operations and ability to generate revenue;

•	weather conditions are unfavorable or below production forecasts;

•	customary business and market related risks including warranty limitation and expiration as well as PPA expiration or early termination;

•	our ability to pay dividends depends on dividends from our subsidiaries;

•	litigation or administrative proceedings;

•	changes in amount, timing or ability to complete capital projects; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the Securities and Exchange Commission, or SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share, as financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to Avangrid and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude mark-to-market earnings from changes in the fair value of derivative instruments, costs incurred in connection with the COVID-19 pandemic, costs incurred related to the PNMR Merger and other transactions, accelerated depreciation from the repowering of wind farms, and costs incurred in connection with an offshore contract provision. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of Avangrid core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, Avangrid’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to Avangrid, and should be considered only as a supplement to Avangrid’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors, a channel of distribution.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
($M)	2023	2022	2023	2022
Operating Revenues	$2,282	$2,158	$8,309	$7,923

Operating Expenses
Purchased power, natural gas and fuel used	585	740	2,429	2,456
Operations and maintenance	790	770	3,109	2,872
Depreciation and amortization	290	274	1,158	1,085
Taxes other than income taxes	167	157	683	658

Total Operating Expenses	1,832	1,941	7,379	7,071

Operating Income	450	217	930	852

Other Income and (Expense)
Other income	33	(8)	129	30
Earnings (losses) from equity method investments	1	1	6	262
Interest expense, net of capitalization	(108)	(77)	(409)	(303)

Income Before Income Tax	376	133	656	841

Income tax (benefit) expense	8	6	(9)	20

Net Income	368	127	665	821

Net loss attributable to noncontrolling interests	29	20	121	60

Net Income Attributable to Avangrid, Inc.	$397	$147	$786	$881

Earnings per Common Share, Basic:	$1.03	$0.38	$2.03	$2.28

Earnings per Common Share, Diluted:	$1.03	$0.38	$2.03	$2.27

Weighted-average # of Common Shares Outstanding (M):
Basic	386.9	386.7	386.8	386.7
Diluted	387.2	387.3	387.2	387.2

Amounts may not add due to rounding

Reconciliation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	‘23 vs ‘22	2023	2022	‘23 vs ‘22
Networks	$362	$158	$204	$726	$628	$98
Renewables	18	76	(58)	145	386	(241)
Corporate*	17	(87)	104	(85)	(133)	48

GAAP Net Income	$397	$147	$250	$786	$881	$(95)
Adjustments:
Mark-to-market earnings - Renewables	(40)	(17)	(24)	(21)	(0)	(21)
Impact of COVID-19	—	(2)	2	—	—	—
Merger and other transaction costs	9	1	8	11	4	7
Offshore contract provision	—	24	(24)	40	24	16
Accelerated depreciation from repowering	1	—	1	1	—	1
Income tax impact of adjustments**	8	(2)	10	(8)	(7)	(1)

Adjusted Net Income	$374	$152	$223	$808	$901	$(93)

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2023: Income tax impact of adjustments: $11M and $6M from mark-to-market (MtM) earnings - Renewables, $(3)M and $(3)M from merger costs - Corporate, and $0 and $(11)M from the offshore contract provisions for the three and twelve months ended December 31, 2023, respectively.

**

2022: Income tax impact of adjustments: $4M and $0 from mark-to-market (MtM) earnings - Renewables, $(0) and $(0) from impact of COVID-19 - Networks, $(6)M and $(6)M from the offshore contract provision and ($0) and ($1)M from merger costs - Corporate for the three and twelve months ended December 31, 2022, respectively.

Non-U.S. GAAP Adjusted Net Income (Loss) - $M

	Three Months Ended December 31,			Year Ended December 31,
	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	2023	2022	‘23 vs ‘22	2023	2022	‘23 vs ‘22
Networks	$363	$157	$206	$727	$628	$99
Renewables	(7)	81	(88)	163	403	(240)
Corporate*	18	(86)	104	(82)	(130)	48

Adjusted Net Income	$374	$152	$223	$808	$901	$(93)

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	‘23 vs ‘22	2023	2022	‘23 vs ‘22
Networks	$0.94	$0.41	$0.53	$1.88	$1.62	$0.25
Renewables	0.05	0.20	(0.15)	0.37	1.00	(0.62)
Corporate*	0.04	(0.22)	0.27	(0.22)	(0.34)	0.12

GAAP Earnings Per Share	$1.03	$0.38	$0.65	$2.03	$2.28	$(0.25)
Adjustments:
Mark-to-market earnings - Renewables	(0.10)	(0.04)	(0.06)	(0.06)	(0.00)	(0.05)
Impact of COVID-19	—	(0.00)	0.00	—	—	—
Merger and other transaction costs	0.02	0.00	0.02	0.03	0.01	0.02
Offshore contract provision	—	0.06	(0.06)	0.10	0.06	0.04
Accelerated depreciation from repowering	0.00	—	0.00	0.00	—	0.00
Income tax impact of adjustments**	0.02	(0.00)	0.03	(0.02)	(0.02)	(0.00)

Adjusted Earnings Per Share	$0.97	$0.39	$0.58	$2.09	$2.33	$(0.24)

Weighted-avg # of Shares (M):	386.9	386.7		386.8	386.7

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations
**

2023: EPS Income tax impact of adjustments: $0.03 and $0.01 from mark-to-market (MtM) earnings - Renewables, $(0.01) and $(0.01) from the merger costs - Corporate, $0 and $(0.02) from the offshore contract provisions for the three and twelve months ended December 31, 2023, respectively.

**

2022: EPS Income tax impact of adjustments: $0.02 and $0 from mark-to-market (MtM) earnings - Renewables, $0 and $0 from impact of COVID-19 - Networks, $(0.02) and $(0.02) from the offshore contract provision and $0 and $0 from merger costs for the three and twelve months ended December 31, 2022, respectively.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months Ended December 31,			Year Ended December 31,
	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	2023	2022	‘23 vs ‘22	2023	2022	‘23 vs ‘22
Networks	$0.94	$0.41	$0.53	$1.88	$1.62	$0.26
Renewables	(0.02)	0.21	(0.23)	0.42	1.04	(0.62)
Corporate*	0.05	(0.22)	0.27	(0.21)	(0.34)	0.12

Adjusted Earnings Per Share	$0.97	$0.39	$0.58	$2.09	$2.33	$(0.24)

Weighted-avg # of Shares (M):	386.9	386.7		386.8	386.7

Amounts may not add due to rounding

*	Includes Corporate and other non-regulated entities as well as intersegment eliminations